Press Release
Exhibit 99.1
FOR IMMEDIATE RELEASE
Company Contact:
Jill Hewitt
Senior Vice President
OceanFirst Financial Corp.
Tel: (732) 240-4500, ext. 27513
Email: jhewitt@oceanfirst.com

OCEANFIRST FINANCIAL CORP. ENHANCES BOARD AND
ANNOUNCES CHIEF RISK OFFICER TRANSITION

    RED BANK, NEW JERSEY, September 19, 2023 - OceanFirst Financial Corp. (NASDAQ:OCFC) today announced the appointment of three members to its Board of Directors.
•John F. Barros, Managing Principal, Civitas Builder – Boston, MA, effective September 18, 2023;
•Robert C. Garrett, CEO, Hackensack Meridian Health – Morris Township, NJ, effective October 1, 2023;
•Dalila Wilson-Scott, EVP and Chief Diversity Officer, Comcast Corporation and President, Comcast NBCUniversal Foundation – Philadelphia, PA, effective October 1, 2023.
Christopher D. Maher, OceanFirst Financial Corp. Chairman and Chief Executive Officer, noted, “We are pleased to welcome John, Bob, and Dalila to the existing seasoned professionals on our Board of Directors.” Maher added, “Our new Board members bring significant professional experience at large and complex organizations, provide for enhanced geographic and industry knowledge, and improve diversity. As OceanFirst’s business has grown to encompass markets from Boston to Baltimore, it is critical to ensure our Board has the requisite talent and experience to support the Company’s growth.”
Also, effective October 1, 2023, Grace Vallacchi will resign from the Board of Directors of the Company’s Bank subsidiary, in connection with her planned retirement from her position as Chief Risk Officer, which will take effect October 11, 2023. Upon Ms. Vallacchi’s retirement, David Berninger will join OceanFirst Bank as Executive Vice President and Chief Risk Officer.

Additionally, the Company announced that John E. Walsh will retire from the Board of Directors at the end of his term in May 2024. Mr. Walsh has served on the Board since 2000.
Mr. Maher commented, “Grace joined the Bank in 2017 and became a member of its Board of Directors in 2019. We appreciate her many contributions, and the impact Grace has had on the evolution of our risk management program during her tenure. Her commitment, guidance, and professionalism during many significant events over these past six years have been exceptional and on behalf of the Board, management team, and employees we wish her well.”
    Maher continued, “We are pleased to welcome David Berninger as our next Chief Risk Officer. David’s experience as a senior risk management professional will make this a seamless transition as we continue to grow the Bank and enhance our enterprise risk management efforts.”
Maher added, “We are grateful to director John Walsh for his leadership and dedication as a board member since 2000. In addition to serving as our longest tenured director, John served as Independent Lead Director for over 19 years, a responsibility that was critical to the success of the Company. I’m grateful to have had the opportunity to experience John’s thoughtful support and counsel during my career with the company. John has decided he will not request re-election when his current term expires in 2024.”

John F. Barros:
Mr. Barros has been a leader in the Boston market for almost 25 years including seven years as the Chief of Economic Development for the City of Boston. He is currently a managing principal at Civitas Builder, a business focused on improving communities through the development of responsive real estate, and serves on several charitable boards. Mr. Barros received a bachelor’s degree from Dartmouth College and a master’s degree in public policy from Tufts University.
Robert C. Garrett, FACHE:
Mr. Garrett’s career spans over 38 years in the healthcare industry and since 2018 he has been the CEO of Hackensack Meridian Health, New Jersey’s largest and most comprehensive health network, reaching two-thirds of the state population. He has presented at numerous international events including the World Economic Forum Annual Meeting in Davos, Switzerland (2019-2023), where he now serves as Chair of the Forum’s Health and Healthcare Governor’s Community, and the International Vatican Healthcare Conference (2018-2021). Mr. Garrett has a bachelor’s degree from Binghamton University and a master’s degree in health administration from Washington University.
Dalila Wilson-Scott:
Ms. Wilson-Scott has been at Comcast Corporation for seven years and currently oversees all diversity, equity, and inclusion initiatives and philanthropic strategy. Prior to joining Comcast, she spent 16 years at JPMorgan Chase & Co. where she served as head of global philanthropy and president of the JPMorgan Chase Foundation. Ms. Wilson-Scott has been recognized as one of the Most Powerful Women in Business by Black Enterprise. She has a bachelor’s degree from New York University and a MBA in Finance and Management from New York University Stern School of Business.
David Berninger:
Mr. Berninger has served in a number of senior risk management roles in the banking and financial services industry during a career spanning nearly three decades, including the US Region of ICBC, Valley National Bank, Hudson City Savings Bank and Societe Generale. He is the treasurer and a board member of the NJ Community Development Corporation, a former Chair of the Enterprise Risk Committee of the New Jersey Bankers Association, and holds a BSBA degree from Bucknell University and an MBA from Rutgers Graduate School of Management.
About OceanFirst
OceanFirst Financial Corp.’s subsidiary, OceanFirst Bank N.A., founded in 1902, is a $13.5 billion regional bank providing financial services throughout New Jersey and the major metropolitan markets of Philadelphia, New York, Baltimore, and Boston. OceanFirst Bank delivers commercial and residential financing, treasury management, trust and asset management, and deposit services and is one of the largest and oldest community-based financial institutions headquartered in New Jersey.
OceanFirst Financial Corp.'s press releases are available at http://www.oceanfirst.com.

Forward-Looking Statements
In addition to historical information, this news release contains certain forward-looking statements within the meaning of the Private
Securities Litigation Reform Act of 1995, which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “will,” “should,” “may,” “view,” “opportunity,” “potential,” or similar expressions or expressions of confidence. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to: changes in interest rates, inflation, general economic conditions, potential recessionary conditions, levels of unemployment in the Bank’s lending area, real estate market values in the Bank’s lending area, future natural disasters, potential increases to flood insurance premiums, the current or anticipated impact of military conflict, terrorism or other geopolitical events, the level of prepayments on loans and mortgage-backed securities, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, changes in liquidity, including the size and composition of the Company’s deposit portfolio, including the percentage of uninsured deposits in the portfolio, competition, demand for financial services in the Company’s market area, changes in consumer spending, borrowing and saving habits, changes in accounting principles, a failure in or breach of the Company’s operational or security systems or infrastructure, including cyberattacks, the failure to maintain current technologies, failure to retain or attract employees, the impact of the COVID-19 pandemic or any other pandemic on our operations and financial results and those of our customers and the Bank’s ability to successfully integrate acquired operations. These risks and uncertainties are further discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, under Item 1A - Risk Factors and elsewhere, and subsequent securities filings and should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.
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